UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 13, 2010
CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32162 (Commission File Number)	80-0067704 (IRS Employer Identification Number)

50 Rockefeller Plaza New York, NY (Address of principal executive offices)	10020 (Zip Code)
(212) 492-1100
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Merger Agreement
     On December 13, 2010, Corporate Property Associates 16 — Global Incorporated (“CPA®:16 — Global”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Corporate Property Associates 14 Incorporated (“CPA®:14”), CPA 16 Merger Sub Inc., a subsidiary of CPA®:16 — Global (“CPA®:16 Merger Sub”), CPA 16 Holdings Inc., CPA 16 Acquisition Inc., CPA 14 Sub Inc., W. P. Carey & Co. LLC, the ultimate parent of the external advisor to CPA®:14 and CPA®:16 — Global (“W. P. Carey”), and, for the limited purposes set forth therein, Carey Asset Management Corp. (“CAM”) and W. P. Carey & Co. B.V. (“W. P. Carey BV”), each a subsidiary of W. P. Carey. Upon the terms and subject to the conditions set forth in the Merger Agreement, CPA®:14 will merge with and into CPA®:16 Merger Sub with CPA®:16 Merger Sub surviving the merger as a subsidiary of CPA®:16 — Global (the “Merger”).
     Subject to the terms and conditions of the Merger Agreement, each CPA®:14 stockholder of record on the applicable record date will receive total consideration valued at $11.50 per share, comprised of a special cash distribution of $1.00 per share and the right to elect to receive in the Merger, for each share of CPA®:14 common stock held, either 1.1932 shares of CPA®:16 — Global common stock or cash in the amount of $10.50 per share. CPA®:14 stockholders of record after the applicable record date and CPA®:14 stockholders who make no election will receive CPA®:16 — Global common stock in the Merger. No fractional shares will be issued in the Merger and all CPA®:14 stockholders entitled to fractional shares will receive cash in lieu of fractional shares. CPA®:16 — Global stockholders will continue to hold their shares of CPA®:16 — Global common stock.
     The special cash distribution of $1.00 is expected to be paid, in part, out of the proceeds of the sales of CPA®:14’s interests in certain properties to W. P. Carey and Corporate Property Associates 17 — Global Incorporated (“CPA®:17 — Global”) (the “CPA®:14 asset sales”). The CPA®:14 asset sales are expected to occur immediately prior to the Merger and are a condition to the closing of the Merger.
     The Merger exchange ratio of 1.1932 shares of CPA®:16 — Global common stock for 1 share of CPA®:14 common stock (or, if cash is elected, $10.50 for each share of CPA®:14 common stock) was determined based upon estimated net asset values per share for each company as of September 30, 2010 of $8.80 for CPA®:16 — Global and $11.50 for CPA®:14. These estimated net asset values are based in part upon a valuation of each company’s real estate portfolio and indebtedness as of September 30, 2010, as determined by a third-party valuation firm, with adjustments for cash and other items.
     The Merger Agreement, the Merger and the other transactions contemplated in the Merger Agreement have been recommended by special committees of independent directors of CPA®:14 and CPA®:16 — Global and unanimously approved by the boards of directors of both companies.
     The Merger Agreement contains customary representations, warranties and covenants of CPA®:14 and CPA®:16 — Global, including, among others, covenants (i) to conduct their respective businesses in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger and (ii) not to engage in certain kinds of transactions during such period. Subject to the terms and conditions of the Merger Agreement, CPA®:16 — Global has also agreed to use its reasonable best efforts to arrange, obtain and consummate a $300 million credit facility to pay for cash elections in the Merger (the “Debt Financing”). CPA®:16 — Global has entered into commitment letters with five lenders in connection with the Debt Financing; however, the commitment letters are subject to a number of closing conditions, including the lenders’ satisfactory completion of due diligence and determination that no material adverse change in CPA®:16 — Global has occurred. In addition, to the extent that the cash on hand and available to CPA®:14 and CPA®:16 — Global, together with the Debt Financing used by CPA®:16 — Global to pay for cash elections, is not sufficient to pay the CPA®:14 stockholders that elect to receive cash in the Merger, W. P. Carey has agreed, subject to the terms and conditions set forth the Merger Agreement (including among other things, that holders of 50% or less of the outstanding CPA®:14 common stock elect to receive cash in the Merger), to use funds available to it to purchase additional shares of CPA®:16 — Global common stock to enable CPA®:16 — Global to pay for such cash elections (the “Equity Financing”).
     Consummation of the Merger is subject to various conditions, including, among others, (i) the receipt of requisite stockholder approvals, (ii) holders of 50% or less of the outstanding CPA®:14 common stock electing to receive cash in the Merger, (iii) the absence of any law or order prohibiting the consummation of the Merger, (iv) the effectiveness of a registration statement on Form S-4 relating to the shares of CPA®:16 — Global common stock to be issued in the Merger, (v) all consents, approvals, permits and authorizations having been obtained and (vi) the completion of the CPA®:14 asset sales. In addition, CPA®:14’s and CPA®:16 — Global’s respective obligations to consummate the Merger are subject to certain other conditions, including, among others, (i) subject to the standards set forth in the Merger Agreement, the accuracy of the representations and warranties of the other party, (ii) compliance of the other party with its covenants in all material respects, (iii) the delivery of opinions from each party’s counsel relating to the U.S. federal income tax code treatment of the Merger and the real estate investment trust status of each party and (iv) no event, change, effect or circumstance occurring that would constitute a material adverse effect on the other party. CPA®:16 — Global’s obligation to consummate the Merger is also subject to CPA®:16 — Global having obtained the Debt Financing and, if applicable, the Equity Financing.
     The Merger Agreement contains certain termination rights for both CPA®:14 and CPA®:16 — Global. Each of CPA®:14 and CPA®:16 — Global has agreed to pay the other party’s out-of-pocket expenses if the Merger Agreement is terminated because it breaches its representations, warranties, covenants or agreements or if, in the case of CPA®:14, its board of directors withdraws its recommendation of the Merger, or approves or recommends a superior competing transaction. If the Merger Agreement is terminated because the closing condition that CPA®:16 — Global obtain funding pursuant to the Debt Financing and, if applicable, the Equity Financing is not satisfied or waived, W. P. Carey has agreed to pay CPA®:16 — Global’s and CPA®:14’s out-of-pocket expenses. W. P. Carey has also agreed to pay CPA®:14’s out-of-pocket expenses if the Merger Agreement is terminated due to more than 50% of CPA®:14’s stockholders electing to receive cash in the Merger or CPA®:14 failing to obtain the requisite stockholder approval.
     CAM and its affiliates provide investment and advisory services to CPA®:14, CPA®:16 — Global and CPA®:17 — Global and expect to receive termination and subordinated disposition fees in the amount of approximately $46.4 million from CPA®:14 in connection with the Merger and the CPA®:14 asset sales. Subject to the terms and conditions of the Merger Agreement, CAM has agreed to elect to receive the entire amount of the termination fee (less any required taxes) in the form of restricted shares of CPA®:14 common stock. In addition, W. P. Carey and CAM, each in their respective capacity as a stockholder of CPA®:14, have agreed to elect to receive shares of CPA®:16 — Global common stock for all of the CPA®:14 shares of common stock beneficially owned by them in the Merger.
     CAM has agreed to indemnify CPA®:16 — Global, its subsidiaries and the independent directors of CPA®:16 — Global for losses incurred by any of them that arise out of a breach by CPA®:14 of its representations and warranties under the Merger Agreement and that have a material adverse effect on CPA®:16 — Global and its subsidiaries taken as a whole, after giving effect to the Merger. CAM’s maximum indemnification obligation is $46.4 million, which is the amount of fees that CAM and its affiliates expect to receive in connection with the Merger and the CPA®:14 asset sales.
     In connection with the Merger, CPA®:16 — Global proposes to implement an internal reorganization following the consummation of the Merger pursuant to which CPA®:16 — Global will be reorganized as an umbrella partnership real estate investment trust (an “UPREIT,” and the reorganization, the “UPREIT reorganization”) to hold substantially all of its assets and liabilities in a newly formed partnership subsidiary, CPA 16 Limited Partnership, a Delaware limited partnership (the “Operating Partnership”). Each of CAM and W. P. Carey BV has agreed that if the UPREIT reorganization is implemented in conjunction with the Merger, CAM and W. P. Carey BV will each enter into an amended advisory agreement with CPA®:16 — Global and the Operating Partnership to give effect to the UPREIT reorganization and the fees and distributions payable to CAM, W. P. Carey BV and their respective affiliates after the Reorganization. The UPREIT reorganization is subject to the approval of CPA®:16 — Global’s stockholders.
     CAM and W. P. Carey BV have also agreed to waive any acquisition fees, subordinated acquisition fees, subordinated disposition fees and subordinated distributions payable by CPA®:16 — Global or the Operating Partnership in connection with the acquisition and/or subsequent disposition of properties and assets acquired by CPA®:16 — Global from CPA®:14 in the Merger. To the extent any subordinated incentive fees, subordinated distributions or termination fees are payable to CAM or W. P. Carey BV with respect to the properties and assets acquired by CPA®:16 — Global from CPA®:14 in the Merger, CAM and W. P. Carey BV have agreed to calculate such fees based upon (i) in the case of subordinated incentive fees and subordinated distributions, net cash proceeds realized by CPA®:16 — Global in excess of the appraised value of the applicable asset or assets that was used in determining the Merger consideration and (ii) in the case of termination fees, the excess of the fair value of the applicable asset or assets over the appraised value of such asset or assets that was used in determining the Merger consideration.
     The parties to the Merger Agreement intend that the Merger satisfy applicable requirements to qualify as a tax-free reorganization to the extent that a CPA®:14 stockholder receives shares of CPA®:16 — Global common stock in the Merger. If the total cash consideration being paid in connection with the Merger would cause the Merger to fail to qualify as a tax-free reorganization, then the Merger will be implemented through an alternate structure. The Merger Agreement contains a number of provisions designed to change the mechanics of the transaction in the event the alternate structure is used without changing the overall economics of the transaction to CPA®:14 and CPA®:16 — Global stockholders.
     The foregoing descriptions of the Merger Agreement and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K.
     The Merger Agreement has been included to provide investors with information regarding the terms of the Merger and the other transactions contemplated in the Merger Agreement. It is not intended to provide any other factual information about CPA®:14, CPA®:16 — Global, W. P. Carey or their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties of each of CPA®:14 and CPA®:16 — Global. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with the execution of the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what an investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, you should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about CPA®:14, CPA®:16 — Global and their respective subsidiaries that are included in reports, statements and other filings made with the Securities and Exchange Commission (the “SEC”).
Distribution Reinvestment and Stock Purchase Plan and Redemption Plan
     Effective as of December 13, 2010, the estimated net asset value of $8.80 per share will be the basis for all issuances of shares of common stock under CPA®:16 — Global’s distribution reinvestment and stock purchase plan and all redemptions of shares of common stock under CPA®:16 — Global’s redemption plan.
ITEM 8.01 OTHER EVENTS.
Investor Presentation
     The form of the investor presentation to be used during calls with CPA®:14’s, CPA®:16 — Global’s and W. P. Carey’s investors, stockholders, brokers and other parties interested in the proposed Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The investor presentation is also posted on CPA®:16 — Global’s website at http://www.cpa16.com.
Cautionary Statement Concerning Forward-Looking Statement:
     This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of CPA®:16 — Global and can be identified by the use of words such as “may,” “will,” “should,” “would,” “seeks,” “plans,” “believes,” “expects,” “anticipates,” “intends,” “estimates” and other comparable terms. It is important to note that CPA®:16 — Global’s actual results could be materially different from those projected in such forward-looking statements. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect CPA®:16 — Global’s future results, performance, achievements or transactions.
     Factors that could cause actual results or other outcomes to differ materially from those described in this Current Report on Form 8-K include, among others: changes in national or regional economic and business conditions, including changes in interest rates and the availability and cost of capital; the possibility that various closing conditions to the Merger and the CPA®:14 asset sales may not be satisfied or waived and, as a result, the Merger and the CPA®14 asset sales may not be consummated; the risks and uncertainties associated with obtaining the Debt Financing and the Equity Financing; potential liability under, and changes in, environmental, zoning, tax and other laws; and other factors.
     All subsequent written and oral forward-looking statements attributable to CPA®:16 — Global or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. CPA®:16 — Global does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events.
Additional Information About This Transaction:
     CPA®:16 — Global will file with the SEC a registration statement on Form S-4 which will include proxy statements of CPA®:14 and CPA®:16 — Global and a prospectus of CPA®:16 — Global. CPA®:16 — Global stockholders and other investors are urged to read the joint proxy statement/prospectus and other materials that are filed by CPA®:14, CPA®:16 — Global, CPA®:17 — Global and W. P. Carey with the SEC. These documents will contain important information with respect to the Merger and the other transactions contemplated by the Merger Agreement and should be read carefully and in their entirety. When documents are filed with the SEC, they will be available for free at the SEC’s website at http://www.sec.gov. Certain of these documents will also be available for free by accessing CPA®:14’s website at http://www.cpa14.com, CPA®:16 — Global’s website at http://www.cpa16.com, CPA®:17 — Global’s website at http://www.cpa17global.com or W. P. Carey’s website at http://www.wpcarey.com.
     CPA®:14, CPA®:16 — Global and W. P. Carey’s directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of stockholders in connection with the proposed Merger, including any interest they have in the Merger, will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.
     This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits:

Exhibit No.	Description of Exhibit

2.1
Agreement and Plan of Merger, dated as of December 13, 2010, by and among, Corporate Property Associates 16 — Global Incorporated, CPA 16 Acquisition Inc., CPA 16 Holdings Inc., CPA 16 Merger Sub Inc., Corporate Property Associates 14 Incorporated, CPA 14 Sub Inc., W. P. Carey & Co. LLC and, for the limited purposes set forth therein, Carey Asset Management Corp. and W. P. Carey & Co. B.V.

99.1	Investor presentation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED
Date: December 14, 2010	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director